EXHIBIT 10.2

SUBSCRIPTION AGREEMENT

LYRIS, INC.

THE SECURITIES REFERRED TO HEREIN MUST BE ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR THE STATE SECURITIES LAWS OF ANY STATE. WITHOUT SUCH REGISTRATION, SUCH SECURITIES MAY NOT BE SOLD, PLEDGED, HYPOTHECATED, OR OTHERWISE TRANSFERRED AT ANY TIME WHATSOEVER, EXCEPT UPON DELIVERY TO LYRIS, INC. (THE “CORPORATION”) OF AN OPINION OF COUNSEL SATISFACTORY TO THE CORPORATION THAT REGISTRATION IS NOT REQUIRED FOR SUCH TRANSFER AND/OR THE SUBMISSION TO THE CORPORATION OF SUCH OTHER EVIDENCE AS MAY BE SATISFACTORY TO THE CORPORATION TO THE EFFECT THAT ANY SUCH TRANSFER WILL NOT BE IN VIOLATION OF THE SECURITIES ACT OF 1933 AND/OR APPLICABLE STATE SECURITIES LAWS, AND/OR ANY RULE OR REGULATION PROMULGATED THEREUNDER.

SUBSCRIPTION AGREEMENT

     This Subscription Agreement (this “Agreement”) is entered into as of March 5, 2008, by and between Lyris, Inc., a Delaware corporation (the “Corporation”), and the subscriber (“Subscriber”) specified on the signature page hereof.

PRELIMINARY STATEMENT

     The Subscriber desires to acquire the number of shares of common stock of the Corporation, par value $.01 per share, set forth opposite the Subscriber’s name on the signature page hereof (the “Shares”), and the Corporation desires to issue the Shares to the Subscriber in accordance with the terms of this Agreement.

AGREEMENTS

     NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants and agreements set forth herein, the parties hereto, intending to be legally bound, hereby agree as follows:

ARTICLE I
Subscription for Stock

     1.1 Subscription. Subject to and in accordance with the respective terms and conditions of this Agreement, the Subscriber hereby subscribes for and purchases the Shares at a purchase price of $1.05 per share. The Subscriber’s total subscription amount for the Shares (the “Total Subscription Price”) shall consist of an amount equal to (i) One Million Dollars in cash (the “Cash Subscription Amount”), plus (ii) the aggregate principal and interest outstanding under the Note (defined below) as of the date hereof of $5,846,392.37. The term “Note” shall mean that certain Amended and Restated Promissory Note of the Corporation, dated as of March 31, 2007, originally issued to The John Buckman and Jan Hanford Trust.

     1.2 Payment of Total Subscription Price. The Total Subscription Price is being satisfied by the Subscriber, concurrently with the execution hereof, by (i) the payment to the Corporation of an amount equal to the Cash Subscription Amount, by wire transfer of immediately available funds to such account as the Corporation has designated, and (ii) the surrender of the Note to the Corporation, duly noted as “Paid in Full” by an authorized representative of the Subscriber, and the cancellation of all principal and interest outstanding thereunder.

     1.3 Acceptance of Subscription. The Corporation (i) hereby accepts, pursuant to the terms and conditions set forth in this Agreement, the Subscriber’s Total Subscription Price, and (ii) concurrently herewith is delivering to the Subscriber a certificate representing the Shares.

ARTICLE II
Representations of the Subscriber

     2.1 Representations of the Subscriber. The Subscriber hereby represents and warrants to, and agrees with, the Corporation as follows:

          (a) Power and Authority. The Subscriber is authorized to execute and enter into this Agreement and such other agreements, certificates, or other instruments as are executed by or on behalf of the Subscriber in connection with its obligations hereunder (collectively, the “Subscriber Agreements”), to perform its obligations under each Subscriber Agreement, and to consummate the transactions that are the respective subjects of any Subscriber Agreement. The signature of the individual signing any Subscriber Agreement as, or on behalf of, the Subscriber is binding upon the Subscriber. Unless otherwise indicated on the signature page of this Agreement, the Subscriber has not been organized for the purpose of acquiring the Shares.

          (b) Organization and Principal Place of Business. The Subscriber is a partnership duly formed, organized and existing under the laws of the state or other jurisdiction of its formation. The address set forth on the Subscriber’s signature page to this Agreement is the Subscriber’s correct principal place of business, and the Subscriber has no present intention of moving its principal place of business to any other domestic or foreign jurisdiction.

          (c) Compliance with Laws and Other Instruments. The execution and delivery of the Subscriber Agreements by or on behalf of the Subscriber and the consummation of the transactions contemplated in the Subscriber Agreements do not not conflict with or result in any violation of or default under any provision of any charter, bylaws, trust agreement, partnership agreement or other organizational document, as the case may be, of the Subscriber or any agreement, certificate or other instrument to which the Subscriber is a party or by which the Subscriber or any of its properties is bound, or any permit, franchise, judgment, decree, statute, rule, regulation or other law applicable to the Subscriber or the business or properties of the Subscriber.

          (d) Accredited Investor. The Subscriber is an “Accredited Investor” as defined in Rule 501(a) of Regulation D promulgated under the Securities Act of 1933, as amended (“Securities Act”).

          (e) Investment Intent. The Subscriber is acquiring the Shares for its own account for investment, and not with a view to any distribution, resale, subdivision or fractionalization thereof in violation of the Securities Act or any other applicable domestic or foreign securities law, and the Subscriber has no present plans to enter into any contract, undertaking, agreement or arrangement for any such distribution, resale, subdivision or fractionalization.

          (f) Information and Access. The Subscriber hereby acknowledges receipt of copies of the Corporation’s Annual Report on Form 10-K for the fiscal year ended June 30, 2007, and the Corporation’s Quarterly Reports on Form 10-Q for the fiscal quarter ended September 30, 2007 and December 31, 2007. The Corporation has made available to the Subscriber or its attorneys, accountants and other representatives all agreements, documents, records and books that the Subscriber or its attorneys, accountants and other representatives have requested relating to an investment in the Corporation. The Subscriber and its attorneys, accountants and other representatives have had a full opportunity to ask questions of and receive answers from the Corporation or a person acting on behalf of the Corporation, concerning the terms and conditions of this investment, and all questions asked by the Subscriber and its attorneys, accountants and other representatives have been adequately answered to the full satisfaction of the Subscriber and its attorneys, accountants and other representatives.

           (g) Illiquidity; Risk. The Subscriber understands that substantial restrictions will exist on transferability of the Shares, and that the Subscriber may not be able to liquidate his or its investment in the Corporation. The Subscriber understands that investment in the Corporation entails a very high degree of risk and understands fully the risks associated with the operation of the Corporation and its subsidiaries. Additionally, the Subscriber has read and understands the risk factors and other risks associated with an investment in the Corporation as such are set forth in the Corporation’s annual and quarterly reports filed with the Securities and Exchange Commission.

          (h) Economic Loss and Sophistication. The Subscriber is able to bear the economic risk of losing its entire investment in the Corporation. The Subscriber’s overall commitment to investments which are not readily marketable is not disproportionate to its net worth. The Subscriber’s investment in the Corporation will not cause such overall commitment to become excessive. The Subscriber has such knowledge and experience in financial and business matters that it is capable of evaluating the risks and merits of this investment.

          (i) No Registration of Shares. The Subscriber acknowledges and agrees that, based in part upon the Subscriber’s representations contained herein and in reliance upon applicable exemptions, the Shares have not been and will not be registered under the Securities Act or the securities laws of any other domestic or foreign jurisdiction. Accordingly, no such Shares may be offered for sale, sold, pledged, hypothecated or otherwise transferred in whole or in part except in accordance with the terms of the Corporation’s certificate of incorporation and bylaws and in compliance with all applicable laws, including securities laws. The Subscriber acknowledges that it has been advised that the Corporation has no obligation and does not intend to cause any of the Shares to be registered under the Securities Act or any other securities laws or to comply with an exemption under the Securities Act which would permit the Subscriber to sell the Shares or any part thereof.

          (j) No Investment Advice. The Subscriber acknowledges that neither the Corporation nor any Affiliate (as defined below) thereof has rendered or will render any investment advice or securities valuation advice to the Subscriber, and that the Subscriber is not acquiring the Shares in reliance upon, or with the expectation of, any such advice. For purposes of this Agreement, “Affiliate” shall mean, with respect to any Person (as defined below), any Person directly or indirectly through one or more intermediaries, controlling, controlled by or under common control with such Person. For purposes of this Agreement, “Person” shall mean any individual, partnership, corporation, limited liability company, trust, unorganized entity or other entity.

          (k) Tax Year. Unless otherwise specified on the Subscriber’s signature page to this Agreement, the Subscriber’s tax year ends on December 31 of each year.

          (l) Withholding. The information provided by the Subscriber on Form W-9, and delivered to the Corporation in connection with this Agreement is true and complete, against penalties of perjury.

          (m) Benefit Plan Investor Status. Except as otherwise specified on the Subscriber’s signature page to this Agreement, the Subscriber is not a “benefit plan investor” (as such term is defined in 29 C.F.R. 2510.3-101(f)(2)). If the Subscriber is a benefit plan investor, the plan participants are not permitted to decide whether or how much to invest in particular investment alternatives, and if the Subscriber is a collective investment vehicle, the plans participating therein do not direct the specific investments made by the Subscriber.

          (n) Source of Funds. No part of the funds to be used to purchase the Shares or to pay any amounts under any Subscriber Agreement constitutes an asset of any employee benefit plan with respect to which the Corporation, or any Person considered an affiliate of the Corporation within the meaning of Section 407(d)(7) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), is a party in interest or a disqualified person. As used herein, the terms “employee benefit plan” and “party in interest” shall have the meanings assigned to such terms in Section 3 of ERISA, and the term “disqualified person” shall have the meaning assigned to such term in Section 4975 of the Code.

          (o) Investment Corporation Act. The Subscriber was not specifically formed to acquire the Shares. The Subscriber is not registered or required to register as an investment company under the Investment Corporation Act of 1940 (the “Investment Corporation Act”), and the Subscriber does not maintain a separate investment account with respect to his or its investment in the Corporation whereby each of its partners, shareholders, trustees, or other owners has the right to elect not to participate in such investment, except where such election requires the consent of all Persons or the consent of the Subscriber’s general partner (or other controlling Person).

          (p) Legends. Subscriber understands and acknowledges that each certificate evidencing the Shares shall bear a legend substantially as follows:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 NOR PURSUANT TO THE SECURITIES OR “BLUE SKY” LAWS OF ANY JURISDICTION. SUCH SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED, PLEDGED, HYPOTHECATED, OR OTHERWISE DISPOSED OF, EXCEPT PURSUANT TO (i) A REGISTRATION STATEMENT WITH RESPECT TO SUCH SECURITIES WHICH IS EFFECTIVE UNDER SUCH ACT, (ii) RULE 144 UNDER SUCH ACT, OR (iii) ANY OTHER VALID EXEMPTION FROM REGISTRATION UNDER SUCH ACT.

     The Subscriber understands and acknowledges that each certificate evidencing the Shares shall also bear legends substantially as follows:

RESTRICTIONS ON TRANSFER OF STOCK AND REQUIREMENTS TO TRANSFER STOCK

Article Fifth of the Certificate of Incorporation of the Corporation (“Article Fifth”) restricts the direct or indirect sale, transfer, disposition, purchase or acquisition (“Transfer”) of shares of common stock of the Corporation (“Stock”), and requires the Transfer of Stock, under certain circumstances.

In general, Article Fifth prohibits any Transfer of Stock on or prior to January 1, 2022 or such earlier date or later date as may be determined by the board of directors of the Corporation (the “Board of Directors”) without prior approval of the Board of Directors by or to any holder (a) who beneficially owns directly or through attribution 5% or more of the Stock (as determined under Section 382 of the Internal Revenue Code of 1986 and the applicable Treasury Regulations thereunder, each as amended from time to time (collectively, “Section 382”) with certain modifications), or (b) who, upon such Transfer of Stock, would beneficially own directly or through attribution 5% or more of the Stock (as determined under Section 382, with certain modifications). If any person or entity attempts to Transfer Stock in violation of Article Fifth, such purported Transfer shall be null and void and the purported acquiror shall have no rights with respect thereto. Among other things, Article Fifth permits the Corporation to require sale of any Stock Transferred in violation of Article Fifth, and the purported acquiror shall not be entitled to receive any proceeds of such sale in excess of the amount paid by such purported acquiror for such Stock and shall be required to return any dividends or distributions on such Stock. In addition, certain holders of Stock will be required to Transfer Stock as a result of certain transfers of interests in entities that own Stock and the proceeds of such sale to be received by the holder shall be limited to the fair market value of such Stock at the time of the transfer of such interests. Under Article Fifth, the Corporation may require as a condition to the registration of the Transfer of any Stock that the proposed transferee furnish to the Corporation information regarding the ownership of Stock by the proposed transferee as well as the ownership of Stock by any persons or entities controlling, controlled by or under common control with such proposed transferee. Under certain circumstances, Article Fifth authorizes the Board of Directors to extend or accelerate the expiration date of the Article Fifth transfer restrictions and to modify certain provisions of Article Fifth. The foregoing is a summary description only of certain of the provisions of Article Fifth, to which reference is made for a complete description of the restrictions on the Transfer of Stock and the provisions requiring the Transfer of Stock and the consequences of the violation thereof. The Corporation will furnish a copy of Article Fifth to the holder of record of this certificate without charge upon written request to the Corporation at its principal place of business. By acceptance of this certificate, the holder hereof and any beneficial owner of the shares represented hereby shall be bound in all respects by such Article Fifth, as modified from time to time by the Board of Directors or the stockholders of the Corporation.

THE CORPORATION WILL FURNISH WITHOUT CHARGE, TO EACH STOCKHOLDER WHO SO REQUESTS, A COPY OF THE POWERS, DESIGNATIONS, PREFERENCES AND RELATIVE, PARTICIPATING, OPTIONAL OR OTHER SPECIAL RIGHTS OF EACH CLASS OF STOCK OR SERIES THEREOF AND THE QUALIFICATIONS, LIMITATIONS OR RESTRICTIONS OF SUCH PREFERENCES AND/OR RIGHTS. SUCH REQUEST MAY BE MADE TO THE SECRETARY OF THE CORPORATION OR TO THE TRANSFER AGENT NAMED ON THIS CERTIFICATE.

     2.2 Effect of Representations. The Subscriber’s representations, warranties and agreements set forth in this Agreement are true and correct. The Subscriber acknowledges that the Corporation has relied upon the representations, warranties and agreements of, and information furnished by, the Subscriber set forth in this Agreement and that all such representations, warranties, agreements and furnished information shall survive the date hereof.

ARTICLE III
Representations of the Corporation

     3.1 Representations. The Corporation hereby represents and warrants to, and agrees with, the Subscriber as follows:

          (a) Incorporation; Jurisdiction. The Corporation (i) is duly organized and validly existing; (ii) is in good standing under the laws of the State of Delaware; and (iii) has all requisite corporate power and authority to carry on its business as now conducted and as proposed to be conducted.

          (b) Power and Authority. The Corporation is authorized to execute and deliver each Subscriber Agreement to which it is a party, to perform its obligations under each such Subscriber Agreement, and to consummate the transactions that are the respective subjects of each such Subscriber Agreement. The signature of the respective individual signing any Subscriber Agreement on behalf of the Corporation is binding upon the Corporation.

          (c) Compliance with Laws and Other Instruments. The execution and delivery of the Subscriber Agreements by or on behalf of the Corporation and the consummation by the Corporation of the transactions contemplated by the Subscriber Agreements (including without limitation the offer and sale of the Shares) do not (i) conflict with or result in any violation of or default under any provision of the certificate of incorporation, bylaws, or other organizational document of the Corporation or any agreement, certificate, or other instrument (including without limitation any indenture, mortgage, deed of trust, credit agreement, note or other evidence of indebtedness, lease, or license) to which the Corporation is a party or by which the Corporation or any of its properties is bound, or any permit, franchise, order, writ, judgment, decree, statute, rule, regulation, or other law applicable to the Corporation or its respective business or properties or (ii) require the filing or registration with, or the approval, authorization, license, or consent of, any court or governmental department, agency, or authority other than those which have already been duly and validly given or obtained or which are referred to the next sentence. As soon as practicable following the Closing Date, but in all events within the periods prescribed by applicable law, the Corporation will file a Form D with the Securities and Exchange Commission and any applicable state securities regulatory authorities and will file such other notices and reports as are required to be filed under applicable state securities laws in order to qualify for exemptions applicable to the offer or sale of Securities in the Corporation.

          (d) Shares. Immediately following the consummation of the transaction contemplated hereby, (i) the authorized capital stock of the Corporation shall consist of 200,000,000 shares of Common Stock, of which 103,049,382 shares shall be issued and outstanding, (ii) all of the Corporation’s outstanding equity securities shall be validly issued, fully paid and nonassessable, and (iii) neither the Corporation nor any Person acting on its behalf has taken any action that would subject the issuance or sale of any of the Shares to the registration and prospectus delivery provisions of the Securities Act.

          (e) Proceedings. No action, proceeding or investigation is pending or, to the knowledge of the Corporation, threatened against the Corporation or any Affiliate thereof that (i) questions or challenges the validity or purpose of the Corporation, (ii) could reasonably be expected to have a material adverse effect on the operations, business, or affairs of the Corporation, or (iii) claims or alleges any fraud or misrepresentation under, or any violation of, any federal or state securities law, rule, or regulation. There are no other actions, proceedings, or investigations pending or, to the knowledge of the Corporation, threatened against or affecting the Corporation.

          (f) Validity of Securities. The Shares purchased and sold pursuant to this Agreement, when issued, sold and delivered in accordance with its terms for the consideration expressed herein, shall be duly and validly issued.

     3.2 Effect and Time of Representations. The representations, warranties and agreements of the Corporation set forth in this Agreement are true and correct in all material respects. The Corporation acknowledges that the Subscriber has relied upon the representations and agreements of the Corporation set forth in this Agreement, and that all such representations and agreements shall survive the date hereof.

ARTICLE IV
Miscellaneous

     4.1 Amendments. This Agreement may be modified or amended only with the written consent of the Corporation and the Subscriber, except that modifications, amendments, waivers, consents or other matters relating to the Certificate of Incorporation of the Corporation or the Bylaws of the Corporation shall not be deemed modifications or amendments of this Agreement.

     4.2 Notices. Any notice, request, demand or other communication required by or permitted to be given in connection with this Agreement shall be in writing, except as expressly otherwise permitted herein, and shall be delivered in person, sent by first class mail (postage prepaid and certified or registered, with return receipt requested), sent by telefacsimile or similar means of communication, or delivered by a courier service (charges prepaid), to the respective party at his or its address as set forth on the signature page hereof. Each party may change his or its address by notifying each other party of such change in accordance with the provisions of this Section 4.2. Any such notice, request, demand or other communication shall be deemed to be given or made (a) if personally delivered, when received; (b) if mailed, on the fifth day after it is deposited in the United States mail, properly addressed, with proper postage affixed; (c) if sent by telefacsimile or similar device, when electronically confirmed; and (d) if sent by courier, as of the date so delivered.

     4.3 Gender, Number, etc. All pronouns used herein shall be deemed to refer to the masculine, feminine or neuter gender as the identity of the applicable person may require, and words using the singular or plural number shall be deemed to include respectively the plural or singular number as applicable. Unless otherwise specified, all references in this Agreement to Articles, Sections, or paragraphs shall refer to provisions of this Agreement. As used in this Agreement, the words “herein,” “hereof,” “hereto,” or derivatives shall refer to this entire Agreement, and the word “or” shall mean “and/or.”

     4.4 Governing Law, Binding Effect, and Severability. This Agreement shall be enforced, governed, and construed in all respects in accordance with the laws of the State of Delaware applicable to contracts executed and performable solely in such state. The Subscriber may not assign any of his or its rights or obligations under this Agreement without the prior written consent of the Corporation. This Agreement and the rights and obligations set forth herein shall be binding upon, and shall inure to the benefit of, the Subscriber, the Corporation and their respective successors and permitted assigns. If any provision of this Agreement, or the application of such provision to any circumstance, shall be invalid under the applicable law of any jurisdiction, the remainder of this Agreement or the application of such provision to other Persons or circumstances or in other jurisdictions shall not be affected thereby.

     4.5 Entire Agreement. This Agreement, the appendices hereto constitute the entire agreement, and supersedes all prior agreements or understandings, among the parties hereto with respect to the subject matter hereof.

     4.6 Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original Agreement, and all of which shall constitute one Subscription Agreement between each of the parties hereto, notwithstanding that, all of the parties are not signatories to the original or the same counterpart. Each party hereto hereby acknowledges the effectiveness of, and agrees to accept, facsimile signatures of any other party hereto for purposes of executing this Agreement; provided, however, that any party executing this Agreement by facsimile signature shall provide any other party with the number of original signature pages as such other party may specify as soon as is practicable following a request for same by the other party.

Subscriber Signature Page

     IN WITNESS WHEREOF, the Subscriber has executed this Subscription Agreement as of March 5, 2008.

LDN Stuyvie Partnership
Total Subscription Price
$6,846,392.37
(consisting of $1,000,000 in	By:	/S/ William T. Comfort
immediately available funds and	Name: William Ty Comfort, III
cancellation of all principal and	Title: General Partner
interest under the Note)

Number of Shares of Common Stock	State and country in which Subscriber is
Subscribed for:	organized (if not a natural person):
6,520,374

Texas, USA

Address of Subscriber’s principal place of
business (or residence if a natural person):

6 Crampton’s Gap
Richardson, TX 75087

FAX:
	Attn:	William T. Comfort, III

Tax year end if not December 31: _______________________________________________________________________________

Check box if Subscriber was formed to acquire securities of the Corporation: ☐1

Each parent of Subscriber must complete and execute a signature page to this Agreement in the form provided.

Subscriber Signature Page
to Subscription Agreement

Subscription of LDN Stuyvie Partnership, accepted as of March 5, 2008.

The Corporation:

LYRIS, INC.

By: /S/ Luis Rivera
Name:	Luis Rivera
Title:	Chief Executive Officer

Address of the Corporation:

103 Foulk Road
Suite 205Q
Wilmington, Delaware 19803

With copy to:

Vinson & Elkins L.L.P.
2001 Ross Avenue, Suite 3700
Dallas, Texas 75201
Fax: 214-999-7895
Attn: Michael D. Wortley